EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TSS, Inc. for the registration of 1,500,000 shares of common stock, of our report dated April 15, 2025, relating to the consolidated financial statements which appear in TSS, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2024 and 2023 filed on April 15, 2025.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

September 8, 2025